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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               SEPTEMBER 17, 2001






                         TEXAS REGIONAL BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              TEXAS                         000-14517                    74-2294235
(STATE OR OTHER JURISDICTION OF      (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NUMBER)


                                  P.O. BOX 5910
                       3900 NORTH 10TH STREET, 11TH FLOOR
                             MCALLEN, TX 78502-5910
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (956) 631-5400
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5. OTHER EVENTS

        On September 17, 2001, Texas Regional Bancshares, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") by and among the Company and Riverway Holdings, Inc., a Texas corporation ("Riverway"). Pursuant to the Agreement and Plan of Reorganization, Riverway will be merged with and into Texas Regional Delaware, Inc., a Delaware corporation that is a wholly-owned subsidiary of the Company (the "Merger"). The Agreement and Plan of Reorganization calls for the exchange of 1,276,226 shares of the Class A Voting Common Stock of the Company for all of the outstanding shares of Riverway, subject to adjustment under the circumstances described in the Agreement and Plan of Reorganization. The proposed Merger is subject to customary closing conditions, including receipt of all requisite regulatory approvals and the approval of Riverway shareholders. The Merger is intended to be a tax-free reorganization under applicable provisions of the Internal Revenue Code of 1986, as amended. A copy of the Agreement and Plan of Reorganization is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

        Also on September 17, 2001, the Company and Riverway issued a joint press release announcing that the Company and Riverway had entered into the Agreement and Plan of Reorganization. The joint press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

          2.1 Agreement and Plan of Reorganization, dated as of September 17, 2001, by and among Texas Regional Bancshares, Inc., a Texas corporation and Riverway Holdings, Inc., a Texas corporation.

          99.1 Joint press release of Texas Regional Bancshares, Inc. and Riverway Holdings, Inc., issued on September 17, 2001.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TEXAS REGIONAL BANCSHARES, INC.



Date:  September 17, 2001          By: /s/ G. E. Roney
                                       -------------------------------------
                                       Glen E. Roney, Chairman of the Board,
                                       President and Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit
Number

 2.1 Agreement and Plan of Reorganization, dated as of September 17, 2001, by and among Texas Regional Bancshares, Inc., a Texas corporation, and Riverway Holdings, Inc., a Texas corporation.

 99.1 Joint press release of Texas Regional Bancshares, Inc. and Riverway Holdings, Inc., issued on September 17, 2001.



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